SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On December 22, 2003, ONEOK, Inc. (the “Company”) announced that its wholly owned subsidiary, ONEOK Energy Resources Company, has completed the acquisition of approximately $240 million of East Texas gas and oil properties and related gathering systems from Wagner & Brown, Ltd. of Midland, TX.

The properties will be owned and operated by ONEOK Texas Energy Resources, L.P., a subsidiary of ONEOK Energy Resources. The transaction was financed through short-term borrowings available to ONEOK.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press release issued by ONEOK, Inc. dated December 22, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: December 22, 2003	By:	/s/ Jim Kneale

Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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